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Exhibit 10.10

ENERNOC, INC.

Incentive Stock Option Agreement

        EnerNOC, Inc. (the "Company") hereby grants the following stock option pursuant to its 2003 Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of optionee (the "Optionee"):
Date of this option grant:
Number of shares of the Company's Common Stock subject to this option ("Shares"):
Option exercise price per share:	$1.45

        Vesting Schedule:

Percentage of Option Shares Vested
As of the date of option grant:
On the date of the one year anniversary of the Vesting Start Date (the "First Anniversary Date"):
On the first day of each calendar month following the First Anniversary Date:

        This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities.

EnerNOC, Inc.
Signature of Optionee Street Address City/State/Zip Code	By:	Name: Timothy Healy Title: CEO

ENERNOC, INC.

Incentive Stock Option Agreement—Incorporated Terms and Conditions

        1.     Grant Under Plan. This option is granted pursuant to and is governed by the Company's 2003 Stock Option and Incentive Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

        2.     Grant as Incentive Stock Option. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

        3.     Vesting of Option.

          (a)   Vesting if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof. If the Optionee has continuously maintained a Business Relationship (as defined below) with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant.

          (b)   Definitions. The following definitions shall apply:

        "Business Relationship" means service to the Company or its successor in the capacity of an employee, officer, director or consultant.

        "Cause" means: (i) gross negligence or willful malfeasance in the performance of the Optionee's work or a breach of fiduciary duty or confidentiality obligations to the Company by the Optionee; (ii) failure to follow the proper directions of the Optionee's direct or indirect supervisor after written notice of such failure; (iii) the commission by the Optionee of illegal conduct relating to the Company; (iv) disregard by the Optionee of the material rules or material policies of the Company which has not been cured within 10 days after notice thereof from the Company; (v) breach of Optionee's Non-Competition, Non-Disclosure and Developments Agreement with the Company]; or (vi) intentional acts on the part of the Optionee that have generated material adverse publicity toward or about the Company.

        "Private Transaction" means any Acquisition where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

        4.     Termination of Business Relationship.

          (a)   Termination. If the Optionee's Business Relationship with the Company ceases, voluntarily or involuntarily, with or without Cause, no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the date of termination, but in no event later than the scheduled expiration date. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company.

          (b)   Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence. In the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company's written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

          (c)   Termination for Cause. If the Business Relationship of the Optionee is terminated for Cause (as defined above), this option may no longer be exercised from and after the Optionee's receipt of written notice of such termination.

        5.     Death; Disability.

          (a)   Death. Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee's death, by the Optionee's estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

          (b)   Disability. If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 180 days after such cessation of the Business Relationship, but not later than the scheduled expiration date. For purposes hereof, "disability" means "permanent and total disability" as defined in Section 22(e)(3) of the Code.

        6.     Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

        7.     Payment of Exercise Price.

          (a)   Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

            (i)    by check payable to the order of the Company; or

            (ii)   delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

            (iii)  subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

        In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

          (b)   Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

        8.     Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Shares will be illiquid and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

        9.     Method of Exercising Option. Subject to the terms and conditions of this agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

        10.   Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

        11.   No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

        12.   No Obligation to Continue Business Relationship. Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

        13.   Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

        14.   Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

        15.   Restrictions on Transfer; Company's Right of First Refusal.

          (a)   Exercise of Right. Shares may not be transferred without the Company's written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If the Optionee desires to transfer all or any part of the Shares to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Shares (the "Offered Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Optionee. If the Company elects to purchase all of such Offered Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company or its assignee, such Offered Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice. To the extent that the consideration proposed to be paid by the Offeror for the shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company may consist of cash equal to the fair market value of such property, as determined in good faith by the Board of Directors of the Company.

          (b)   Sale of Shares to Offeror. The Optionee may, for 60 days after the expiration of the option period as set forth in Section 15(a), sell to the Offeror, pursuant to the terms of the Offer, all of such Offered Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Optionee shall not sell such Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Optionee, within 30 days of its receipt of the Option Notice, stating that the Optionee shall not sell his or her Shares to such Offeror; and provided, further, that prior to the sale of such Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 15. If any or all of such Shares are not sold pursuant to an Offer within the time permitted above, the unsold Shares shall remain subject to the terms of this Section 15.

          (c)   Failure to Deliver Shares. If the Optionee (or his or her legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such shares to the Company in accordance with the terms of this agreement, the Company may, at its option, in addition to all other remedies it may have, mail to the Optionee the purchase price for such shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares (or cancel such Shares), and thereupon all of such Optionee's rights in and to such Shares shall terminate.

          (d)   Expiration of Company's Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire as to Shares on the earliest to occur of (i) the tenth anniversary of the date of this agreement, (ii) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, or (iii) the occurrence of an Acquisition that is not a Private Transaction. In addition, if the Company and the Optionee are parties to an agreement containing first refusal provisions similar to the foregoing, such other agreement shall control.

        16.   Early Disposition. The Optionee agrees to notify the Company in writing immediately after the Optionee transfers any Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this agreement or (b) the date that is one year after the date on which the Optionee acquired such Shares. The Optionee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

        17.   Lock-up Agreement. The Optionee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company's then directors and executive officers agree to be similarly bound.

        18.   Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

        19.   Provision of Documentation to Optionee. By signing this agreement the Optionee acknowledges receipt of a copy of this agreement and a copy of the Plan.

        20.   Miscellaneous.

          (a)   Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company's principal executive offices, attention of the Corporate Secretary.

          (b)   Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c)   Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

          (d)   Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

          (e)   Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (f)    Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (g)   Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

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ENERNOC, INC. Incentive Stock Option Agreement
ENERNOC, INC. Incentive Stock Option Agreement—Incorporated Terms and Conditions